UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): April 29, 2010
Penson Worldwide, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-32878	75-2896356
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1700 Pacific Avenue, Suite 1400, Dallas, Texas	75201
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 214-765-1100
Not Applicable
(Former name and former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On April 29, 2010, Penson Worldwide, Inc. (“Penson”) and its subsidiaries SAI Holdings, Inc. (“SAI”) and Penson Holdings, Inc. (“Holdings”) entered into a purchase agreement (the “Purchase Agreement”) with J.P. Morgan Securities Inc., as representative of the initial purchasers named therein (the “initial purchasers”) under which Penson agreed to sell $200,000,000 aggregate principal amount of its 12.50% Senior Second Lien Secured Notes due 2017 (the “Notes”). The closing of the sale of the Notes is expected to occur on May 6, 2010. The Purchase Agreement contains customary representations, warranties and agreements of Penson and customary conditions to closing, indemnification rights and obligations of the parties and termination provisions.
     The Notes will be issued to the initial purchasers in a private placement, in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”) and will be resold by the initial purchasers to “qualified institutional buyers” pursuant to the exemption from registration provided by Rule 144A under the Securities Act and to persons outside the United States pursuant to Regulation S under the Securities Act. Penson will rely on these exemptions from registration based, in part, on representations made by the initial purchasers in the Purchase Agreement.
     The Notes will initially be guaranteed by SAI and Holdings and secured, on a second lien basis, by a pledge by Penson, SAI and Holdings of the equity interests of certain of Penson’s subsidiaries.
     The foregoing description of the Purchase Agreement and the Notes is qualified in its entirety by reference to the Purchase Agreement, a copy of which is included as Exhibit 10.1 hereto, and is incorporated by reference herein.
     The Notes have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.
Item 8.01. Other Events.
     Penson Worldwide, Inc. issued a press release on April 29, 2010 announcing the pricing of senior second lien secured notes. A copy of the press release is attached hereto as Exhibit 99.1.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

10.1	Purchase Agreement by and among Penson Worldwide, Inc., SAI Holdings, Inc., Penson Holdings, Inc. and J.P. Morgan Securities Inc., as representative of the several initial purchasers named therein, dated April 29, 2010.

99.1	Press release, dated April 29, 2010.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENSON WORLDWIDE, INC.
Date: April 30, 2010	By:	/s/ Daniel P. Son
		Name:	Daniel P. Son
		Title:	President